                                                                       EXHIBIT 5

                           CONFIDENTIALITY AGREEMENT
                           -------------------------


          THIS CONFIDENTIALITY AGREEMENT, dated as of June 21, 1995 (this "Agreement") , is made by and between Union Electric Company, a Missouri corporation ("Union Electric", which term shall, for purposes of this Agreement, include its subsidiaries) and CIPSCO Incorporated, an Illinois corporation ("CIPSCO", which term shall, for purposes of this Agreement, include its subsidiaries).

          WHEREAS, each of Union Electric and CIPSCO (each a "Company" or a "party", and collectively the "Companies" or the "parties") is prepared to furnish the other party with certain information that is confidential, proprietary or otherwise not publicly available to assist in an evaluation (the "Evaluation") in connection with a possible business combination transaction involving Union Electric and CIPSCO (a "Transaction").

          NOW, THEREFORE, as a condition to, and in consideration of, Union Electric and CIPSCO furnishing to each other Information (as defined herein), Union Electric and CIPSCO agree as follows:

          1.  Nondisclosure of Information.  Subject to paragraph 2 hereof, each
              ----------------------------
Company that receives or possesses Information provided by or on behalf of, or relating to, the other Company will (a) keep the Information confidential, (b) not use the Information in any manner detrimental to the other Company, and (c) not use the Information other than in connection with the Evaluation. Notwithstanding the preceding sentence, each Company may disclose Information to those of its Representatives (as defined herein) as are assisting such Company with the Evaluation. Each Company will (i) inform each of its Representatives receiving Information of the confidential nature of the Information and of the obligations imposed by this Agreement, (ii) direct its Representatives to treat the Information confidentially and in accordance with the obligations imposed by this Agreement and not to use the Information other than in connection with the Evaluation, and (iii) be responsible for (A) any failure by such Company or any of its Representatives (including, without limitation, Representatives who, subsequent to the first date of disclosure of Information hereunder, cease to be its Representatives) to treat the Information confidentially and in accordance with this Agreement or (B) the use by such Company or by any of its Representatives or former Representatives of the Information other than in connection with the Evaluation. Subject to paragraph. 2 hereof, without the prior written consent of the other party, neither

Company nor its Representatives will disclose to any person (1) that Information has been made available to such Company or its Representatives, (2) that discussions relating to a Transaction are taking place or have terminated, or
(3) any of the terms, conditions or other facts with respect to such discussions, the Evaluation or any Transaction.

          2.  Notice Preceding Compelled Disclosure.  If either Company or any
              -------------------------------------
of its Representatives is legally compelled, pursuant to a subpoena, civil investigative demand or similar process, to disclose any Information provided by or on behalf of the other Company or which relates to the other Company, the Company legally compelled to disclose Information will promptly notify the other party to permit that Company to seek a protective order or take other appropriate action. The Company legally compelled to disclose Information will also cooperate in all reasonable efforts by the other Company to obtain a protective order or other reasonable assurance that confidential treatment will be accorded the Information. If, in the absence of a protective order, either Company or any of its Representatives is compelled as a matter of law (including as a matter of federal or state securities law) or pursuant to the rules and policies of any national securities exchange on which securities of the Company are listed for trading to disclose Information, the Company compelled to disclose Information may disclose only that part of the Information as is required by law to be disclosed (in which case, prior to such disclosure, the Company compelled to disclose Information will advise and consult with the other Company and its counsel as to such disclosure and the nature and wording of such disclosure), and, to the extent practical in the circumstances, the Company compelled to disclose Information will use its best efforts to obtain confidential treatment for any Information so disclosed.

          3.  Treatment of Information.  Each Company will keep a record in
              ------------------------
reasonable detail of the Information furnished to it by or on behalf of the other Company or its Representatives and of the location of such Information.
As soon as possible upon the written request of the other Company or upon the termination by either Company of the Evaluation or the discussions relating to a Transaction, each Company and its Representatives will destroy (or, at their option, return to the other Company) all Information which has been provided in tangible form by or on behalf of the other Company, together with all copies thereof, as well as all Information that incorporates information provided by or on behalf of the other Company. Such destruction (or return) will be confirmed in writing to the other Company. Any Information not so destroyed (or returned) will remain subject to this Agreement. Each Company acknowledges that it is aware and that its Representatives have been or will be advised by it that the United States securities laws prohibit any person who has material, non-public information from purchasing or, selling securities based on such information or from communicating such information to any other person.

          4.  Public Information.  This Agreement will not apply to such
              ------------------
portions of the Information that (a) are or become generally available to the public through no action by the Company receiving such portions or by that Company's Representatives or (b) are or become available to the Company receiving such portions or that Company's Representatives on a nonconfidential basis from a source, other than the other Company or its Representatives, which source the recipient Company believes, based upon reasonable inquiry, not to be prohibited from disclosing such portions by a contractual, legal or fiduciary obligation.

          5.  No Warranty of Accuracy.  Each Company understands that the other
              -----------------------
party will endeavor to include in the Information materials it believes to be relevant for the Evaluation, but each Company acknowledges that neither the other Company nor any of its Representatives makes any representation or warranty as to the accuracy or completeness of any Information. Neither Company nor any of its Representatives will have any liability to the other Company or its Representatives resulting from the use of the Information, except for use of the Information in breach of this Agreement.

          6.  Certain Actions.  (a)  During the course of the Evaluation,
              ---------------
neither Company nor its Representatives will initiate contact with any director, officer or employee of the other Company (other than persons specifically authorized by the other Company) regarding any matter relating to a Transaction. If the Evaluation or the discussions relating to a Transaction are terminated for any reason, each Company and its Representatives will permanently cease all such contacts, whether or not previously authorized.

          (b) As of the date hereof, except as previously disclosed in writing to the other party, neither Company is the beneficial owner of any securities of the other Company entitled to be voted generally in the election of directors or any direct or indirect options or other rights to acquire any such securities ("Voting Securities"). For a period of two years from the date of this Agreement (the "Restricted Period"), except as specifically requested in writing by the other Company, neither Company nor any of its Representatives as a principal, will propose or enter into or agree to enter into, singly or with any other person or directly or indirectly, (i) any form of business combination, acquisition or other transaction relating to the other Company, (ii) any form of restructuring, recapitalization or similar transaction with respect to the other Company, or (iii) any demand, request or proposal to amend, waive or terminate any provision of this paragraph of this Agreement. Furthermore, during the Restricted Period, except as specifically requested in writing by the other Company, neither Company will, singly or with any other person or directly or indirectly, (1) acquire, or offer, propose or agree to acquire, by tender offer, purchase or otherwise, any Voting Securities, (2) make, or in any way participate in, any solicitation of proxies with respect to Voting Securities (including by the execution of action by written consent), (3) become a participant in any election contest with respect to the other Company,
(4) seek to influence any person with respect to the voting or disposition of any Voting Securities, (5) demand a copy of the other Company's list of stockholders or its other books and records, (6) participate in or encourage the formation of any partnership, syndicate or other group that owns or seeks or offers to acquire beneficial ownership of any Voting Securities or that seeks to affect control of the other Company or for the purpose of circumventing any provision of this Agreement or (7) otherwise act (including by providing financing for another person) to seek or to offer to control or influence, in any manner, the management, Board of Directors or policies of the other Company.

          (c) During the Restricted Period, neither Company nor its Representatives will directly or indirectly solicit for employment any of the current directors, officers or managers of the other Company with whom initial contact was made, or who were specifically identified by the other Company, during the course of the Evaluation.

          (d) The provisions of this paragraph 6 will survive for two years from the date of this Agreement notwithstanding that some or all of the Information has become publicly disclosed or that any portion of this Agreement has become inoperative as to any portion of the Information.

          (e) Nothing contained in this Agreement shall be deemed to restrict in any respect activities of the parties in the ordinary course of business with respect to Electric Energy, Inc. or any other business relationships between Union Electric and CIPSCO predating this Agreement.

          (f) The provisions of this paragraph 6 shall cease to be binding as to a party if the other party becomes the subject of an Acquisition Proposal (as defined in paragraph 7) from an entity not a party.

          7.  Acquisition Proposals.  Until such time as a party has told the
              ---------------------
other party in writing that discussions with respect to a Transaction have terminated, neither Company nor its Representatives will (a) initiate, encourage or solicit, directly or indirectly, the making of any proposal or offer to acquire all or any material part of the business and properties or capital stock of such Company, whether by merger, purchase of assets, tender offer or otherwise (an "Acquisition Proposal"), or initiate, directly or indirectly, any contact with any person in an effort to or with a view towards soliciting or initiating any Acquisition Proposal, (b) participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, an Acquisition Proposal, or (c) initiate, encourage or solicit, directly or indirectly, the making of any proposal or offer to acquire all or any material part of the business and properties or capital stock of any person or group (other than the other Company) engaged in a business that is competitive with the business of either Company, whether by merger, purchase of assets, tender offer or otherwise. Notwithstanding the foregoing, either Company may (i) furnish Information to the other Company and its Representatives pursuant to this Agreement, (ii) issue a joint announcement regarding the possibility of a Transaction after obtaining the other Company's prior consent to the content and timing of such announcement, (iii) issue any statement required by the federal securities laws or by rule or policy of any national securities exchange on which securities of such Company are listed for trading, and (iv) participate in discussions and negotiations directly and through its Representatives with persons, other than the other Company, who have sought the same if its Board of Directors determines, based as to legal matters on the written advice of outside legal counsel, that the failure to furnish such information or to negotiate with such persons would be inconsistent with the proper exercise of applicable fiduciary duties. If either Company or its Representatives receives an Acquisition Proposal or if discussions relating to an Acquisition Proposal are sought to be initiated or continued, such Company will promptly inform the other Company as to the material terms thereof.

          8.  Certain obligations Only on Definitive Agreement.  The parties
              ------------------------------------------------
agree that unless and until a Definitive Agreement regarding a Transaction has been executed, neither party will be under any legal obligation of any kind with respect to any

Transaction by virtue of this Agreement or any other written or oral expression with respect to any Transaction.

          9.  General Provisions.  This Agreement will be deemed to be effective
              ------------------
as of the earlier to occur of (i) the date Information is first disclosed by or on behalf of either Company in connection with the Evaluation or (ii) the date first written above. No failure or delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right. This Agreement, any amendment to this Agreement, waiver of rights or any notice or consent hereunder signed in the name of either Company will not be operative for purposes of this Agreement unless it is in writing and is signed by the Chairman, the President, a Vice President or the Treasurer of that Company while such person was still in office. This Agreement may be executed in multiple counterparts, each of which will be deemed an original for all purposes and all of which will constitute a single instrument. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Each Company acknowledges that the other party may be irreparably injured by any violation of the terms of this Agreement; accordingly, the Company alleging a violation will be entitled to seek specific performance and injunctive relief as remedies for any violation, in addition to all other remedies available at law or equity. Each Company consents to personal jurisdiction in any action brought in any federal or state court within the states of Illinois or Missouri having subject matter jurisdiction in the matter for purposes of any action arising out of this Agreement. This Agreement will be governed by and construed in accordance with the laws of the state of Illinois, without giving effect to the principles of conflict of laws thereof.

          10.  Certain Definitions.  As used in this Agreement, (a) the terms or
               -------------------
phrases "beneficial owner," "election contest," "group," "participant," "person," "proxy," "security," and "solicitation" (and the plurals thereof) will be ascribed a meaning no less broad than the broadest definition or meaning of such terms under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (b) all information furnished to either Union Electric or CIPSCO as contemplated by this Agreement, whether in oral, written or electronic form and whether furnished by the other party or the other party's Representatives, together with all written or electronic documentation prepared by Union Electric or CIPSCO or its Representatives based upon, reflecting or incorporating, in whole or in part, such information or the

Evaluation, as well as the fact that the Companies are considering a Transaction and performing the Evaluation, is herein referred to as the "Information," (c) any director, officer, employee, agent, lender, partner or representative, including, without limitation, any accountant, consultant, attorney or financial advisor engaged by either Company, is herein referred to as a "Representative," and (d) a definitive, written agreement providing for a Transaction that is executed by or on behalf of Union Electric and CIPSCO and that states it is intended to be binding is herein referred to as a "Definitive Agreement;" provided, however, that a Definitive Agreement does not include a letter of
--------  -------
intent or any other preliminary agreement, whether or not executed, and it does not include any actual or purported written or oral acceptance of any offer or bid.

          Accepted and agreed to as of the date first shown:

                              UNION ELECTRIC COMPANY


                              By:   /s/ Donald E. Brant
                                   --------------------

                              Name:  Donald E. Brandt

                              Title:  Senior Vice President



                              CIPSCO INCORPORATED


                              By:   /s/ C.L. Greenwalt
                                   -------------------

                              Name:  C. L. Greenwalt

                              Title:  President & Chief
                                         Executive Officer